SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 --------------

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or 12(g) of the
                         Securities Exchange Act of 1934

                         Premier Financial Bancorp, Inc.
                               PFBI Capital Trust
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             (Exact name of registrant as specified in its charter)


              Kentucky                                61-1206757
              Delaware                                Applied For
----------------------------------------      ---------------------------------
(State of incorporation or organization)      (IRS Employer Identification No.)



 120 N. Hamilton Street
 Georgetown, Kentucky                                              40324
(Address of principal executive offices)                        (Zip Code)


If  this  Form  relates  to  the   registration  of  a            If  this  Form  relates  to  the   registration  of  a
class   of   debt    securities   and   is   effective            class   of   debt   securities   and   is  to   become
upon   filing   pursuant   to   General    Instruction            effective simultaneously with the effectiveness of a
A(c)(1)    please    check    the    following    box.            concurrent    registration statement under the Securities
|_|                                                               Act of 1933 pursuant to General Instruction A(c)(2)
                                                                  please check the following box.  |_|


        Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE


        Securities to be registered pursuant to Section 12(g) of the Act:

               ______% Preferred Securities of PFBI Capital Trust
    _____% Junior Subordinated Debentures of Premier Financial Bancorp, Inc. Guarantee of Premier Financial Bancorp, Inc. of certain obligations under the
  -----------------------------------------------------------------------------
                              Preferred Securities
                              --------------------
                                (Title of class)

Item 1. Description of Registrant's Securities to be Registered

         A description of the Securities to be registered hereby is set forth in a prospectus (the "424(b) Prospectus") to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, included as a part of that certain registration statement (the "Registration Statement") of PFBI Capital Trust and Premier Financial Bancorp, Inc., as amended, Registration Nos. 333- 27943-01 and 333-27943. The Registration Statement is hereby incorporated herein by reference thereto. The 424(b) Prospectus shall, upon filing, be deemed to be incorporated by reference herein.

Item 2. Exhibits

         1        Form of Amended and Restated Trust Agreement *
         2.       Form of Junior Subordinated Indenture *
         3.       Form of Guarantee *

* Each such document is hereby incorporated herein by reference to the form thereof included as exhibits 4.4 (Amended and Restated Trust Agreement), 4.1 (Junior Subordinated Indenture) and 4.6 (Guarantee) to the registration statement of Premier Financial Bancorp, Inc. and PFBI Capital Trust under the
Securities   Act  of  1933,  as  amended,   Registration   Nos.   333-27943  and
333-27943-01.

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

                       PREMIER FINANCIAL BANCORP, INC.



Date: June 2, 1997   By   /s/J. Howell Kelly
          ---             ------------------------------------------------------
                          J. Howell Kelly, President and Chief Executive Officer
                          (Duly authorized representative)



                       PFBI CAPITAL TRUST



Date: June 2, 1997   By   /s/J. Howell Kelly
          ---             ------------------------------------------------------
                          J. Howell Kelly, Administrator
                          (Duly authorized representative)